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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): FEBRUARY 8, 2005
                                                         ----------------


                       INVERNESS MEDICAL INNOVATIONS, INC.
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               (Exact name of registrant as specified in charter)


                DELAWARE                       1-16789            04-3565120
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       (State or Other Jurisdiction    (Commission File Number)  (IRS Employer
             of Incorporation)            Identification No.)


             51 SAWYER ROAD, SUITE 200, WALTHAM, MASSACHUSETTS 02453
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               (Address of Principal Executive Offices) (Zip Code)


                                 (781) 647-3900
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Actual results may differ materially due to numerous factors, including without limitation, the ability of Inverness Medical Innovations, Inc. (the "Company") to successfully develop and commercialize products, including the products which are the subject of the contingent cash payment to the shareholders of Binax, Inc., mentioned below; the potential market acceptance of the Company's current and future products, the efficacy and safety of the Company's products, the content and timing of submissions to and decisions by regulatory authorities both in the United States and abroad, the ability to manufacture sufficient quantities of product for development and commercialization activities, conditions in the financial markets, the intensely competitive environment in the Company's markets which could reduce the Company's market share or limit its ability to increase market share, the operational integration associated with the acquisition of Binax, Inc., as well as any past or future acquisition transactions and other risks generally associated with such transactions, the effect of pending and future legal proceedings, including the cost thereof, on the Company's financial performance and product offerings and the risks, the ability of the Company to obtain the consent of its lenders and satisfy the other closing conditions to the acquisition of Binax, Inc., and the timing of obtaining such consent prior to satisfying such conditions and uncertainties described in the Company's periodic reports filed with the Securities and Exchange Commission under the federal securities laws, including the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The Company undertakes no obligation to update any forward-looking statements.

The Company intends to file documents concerning the proposed merger with Binax, Inc. with the Securities and Exchange Commission including a registration statement on Form S-4 containing an information statement/prospectus. WE URGE BINAX SHAREHOLDERS TO READ THE DOCUMENTS FILED AND TO BE FILED BY THE COMPANY INCLUDING, MOST PARTICULARLY, THE INFORMATION STATEMENT/PROSPECTUS ONCE IT BECOMES AVAILABLE, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the information statement/prospectus and other documents that have or will be filed by the Company with the Securities and Exchange Commission free of charge at the Securities and Exchange Commission's website, (HTTP://WWW.SEC.GOV) or by directing a request to Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attn: Assistant Secretary, telephone
(781) 647-3900.

EXPLANATORY NOTE: This Current Report on Form 8-K is intended to simultaneously satisfy the filing obligation of the Company pursuant to Rule 425 under the Securities Act only with respect to the disclosure contained in Items 1.01, 7.01 and 8.01 and the exhibits relating to such Items, Exhibits
99.1 and 99.3. The disclosure contained in Item 2.02 and the exhibit relating to such Item, Exhibit 99.2, is not being filed pursuant to Rule 425. In accordance with General Instruction B.2. to Form 8-K, the disclosure contained in Items 2.02 and 7.01 and the exhibits relating to such Items, Exhibits 99.2 and 99.3, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 8, 2005, Inverness Medical Innovations, Inc. (the "Company") entered into a definitive Agreement and Plan of Merger (the "Agreement") with Binax, Inc. ("Binax") and two shareholders of Binax to acquire Binax, a privately held company located in Portland, Maine. Binax is a leading developer, manufacturer and distributor of rapid diagnostic products for infectious disease testing, primarily related to the respiratory system. Binax is a profitable company with sales in 2004 of approximately $20 million.

Under the terms of the Agreement, the Company will acquire all of the stock of Binax in exchange for 1,433,333 shares of common stock and additional consideration of $8,600,000 in cash at the closing of the acquisition. The Company has agreed to register the shares issuable in the transaction prior to the closing. The Agreement also provides for additional consideration to the Binax shareholders of up to $11,000,000 in cash contingent upon Binax meeting certain new product development performance objectives over five years.

The transaction is subject to the Company obtaining the consent of its lenders and other ordinary and customary closing conditions. In addition, the Company is not obligated to consummate the transactions contemplated by the Agreement if the average per share closing price of the Company's stock for the ten trading days ending two days prior to the closing date is greater than $30, as reported on the American Stock Exchange. Binax is not obligated to consummate the transactions contemplated by the Agreement if the average per share closing price of Company's stock for the ten trading days ending two days prior to the closing date is less than $20.00, as reported on the American Stock Exchange. The acquisition is expected to close in the first quarter of 2005 or early in the second quarter of 2005.

The above is a brief summary of the significant provisions of the Agreement. This summary is not complete and is qualified in its entirety by reference to the copy of the Agreement attached as Exhibit 99.l to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 8, 2005, the Company issued a press release titled "Inverness Medical Innovations Announces Non-Cash Revisions to Previously Reported Results Related to its September 2003 Acquisition of Abbott Rapid Diagnostics Business," a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 7.01  REGULATION FD DISCLOSURE.

On February 8, 2005, the Company issued a press release titled "Inverness Medical Innovations, Inc. Agrees to Acquire Binax, Inc." a copy of which is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 8.01  OTHER EVENTS.

The Company announced today that, in response to comments raised by the Securities and Exchange Commission's Division of Corporation Finance during a routine review of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, it has agreed to revise its purchase price allocation in connection with its acquisition of the Abbott rapid diagnostics business on September 30, 2003. The Company will revise its final purchase price allocation set forth in its Quarterly Report on Form 10-Q for the period ended September 30, 2004, to attribute approximately $5.7 million to customer assets acquired in the acquisition, of which $5.3 million related to three distribution arrangements. Goodwill is reduced by the amounts attributable to the customer assets.

                                        1

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The Company, its auditor and its independent appraiser had previously determined that no separate value was attributable to the distribution arrangements that were negotiated in connection with or shortly after the acquisition, because the distributors earned a market return for providing access to the end users of the products. However, the SEC took the view that such contracts represented customer relationships of the acquired business and that they should be valued at the date of acquisition. Because of the relatively short-term nature of the largest of these arrangements, the impact of the additional non-cash amortization on our operating results, net of tax effect, is to reduce previously reported net income by approximately $800,000, or $0.04 per share, for each of the fourth quarter of 2003 and each of the first three quarters of 2004. The change will have a similar impact in the fourth quarter of 2004 and the first quarter of 2005. Thereafter, the incremental amortization for such customer assets will be approximately $100,000 per quarter for approximately 4 years.

The Company will file an amendment to its 2003 Annual Report on Form 10-K, as well as amendments to its subsequent quarterly reports on Form 10-Q, within a week. The restated financial statements included in those filings will also address the matters discussed in the Company's press release dated December 2, 2004, the impact of which is addressed separately therein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

         EXHIBIT NO.           DESCRIPTION
         -----------           -----------
            *99.1              Agreement and Plan of Merger, dated February 8, 2005, by and among Inverness Medical
                               Innovations, Inc., a Delaware corporation to be formed as a wholly-owned subsidiary of
                               Inverness Medical Innovations, Inc., Binax, Inc., Roger N. Piasio and Myron C. Hamer,
                               and Roger N. Piasio, as stockholder representative

            *99.2              Press Release issued on February 8, 2005 titled "Inverness Medical Innovations Announces
                               Non-Cash Revisions to Previously Reported Results Related to its September 2003 Acquisition
                               of Abbott Rapid Diagnostics Business"

            *99.3              Press Release issued on February 8, 2005 titled "Inverness Medical Innovations, Inc.
                               Agrees to Acquire Binax, Inc."

     *  Filed herewith.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INVERNESS MEDICAL INNOVATIONS, INC.



Date:  February 9, 2005                 By: /s/ Christopher J. Lindop
                                            -----------------------------------
                                            Christopher J. Lindop
                                            Chief Financial Officer


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                                  EXHIBIT INDEX

         EXHIBIT NO.           DESCRIPTION
         -----------           -----------
            *99.1              Agreement and Plan of Merger, dated February 8, 2005, by and among Inverness Medical
                               Innovations, Inc., a Delaware corporation to be formed as a wholly-owned subsidiary of
                               Inverness Medical Innovations, Inc., Binax, Inc., Roger N. Piasio and Myron C. Hamer,
                               and Roger N. Piasio, as stockholder representative

            *99.2              Press Release issued on February 8, 2005 titled "Inverness Medical Innovations Announces
                               Non-Cash Revisions to Previously Reported Results Related to its September 2003 Acquisition
                               of Abbott Rapid Diagnostics Business"

            *99.3              Press Release issued on February 8, 2005 titled "Inverness Medical Innovations, Inc.
                               Agrees to Acquire Binax, Inc."

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         *  Filed herewith.